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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 17, 1995, on our audits of the consolidated financial statements of Serv-Tech, Inc. and Subsidiaries for the years ended December 31, 1994 and 1993.



                                        /s/ COOPERS & LYBRAND L.L.P.

                                        COOPERS & LYBRAND L.L.P.

Houston, Texas
August 25, 1995